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                                                               EXHIBIT 99B9(D)

             Merrill Lynch, Pierce, Fenner & Smith Incorporated
                           800 Scudders Mill Road
                        Plainsboro, New Jersey 08536



                              SERVICE AGREEMENT
                              -----------------


Ladies and Gentlemen:


     You have invited us to provide certain services to our clients that own shares of the open-end investment companies listed on Schedule A hereto, as amended from time to time in accordance with paragraph 10 (d) hereunder (hereinafter collectively referred to as the "Funds" or, individually, as the "Fund"), for which you are the distributor on the following terms:



1.  PURCHASES OF FUND SHARES FOR SALE TO CUSTOMERS
    ----------------------------------------------

    (a) We agree that all purchases of fund shares by us shall be made only on behalf of our customers, or for our own bona fide investment.

    (b) We agree to effect purchases for our customers subject to minimum investment requirements applicable to each order and at the applicable public offering price described in the prospectus and statement of additional information of such Fund in effect on the date of the sale (the prospectus and statement of additional information as of any such sale date or of any applicable redemption or repurchase date being sometimes referred to together herein as the "then current prospectus"), provided, however, that it is understood that we assume no responsibility or liability for the determination of such price.
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     (c) We shall not withhold placing orders received from our customers so as to profit ourself as a result of such withholding (e.g., by a change in the net asset value from that used in determining the public offering price to our customers).

     (d) We understand that all orders are subject to acceptance or rejection by you or the Fund in the sole discretion of either. No conditional order will be accepted by the Fund on any basis other than a definite price. The handling of orders by the parties shall be subject to such procedures as may be mutually agreed upon from time to time.

     (e) Payment for Fund shares purchased by us shall be made on the settlement date specified in your confirmation by New York Clearing House Funds or by Federal Funds wire. If such payment is not received by you, you reserve the right, without notice, either to cancel the sale, or, at your option, to sell the shares ordered back to such Fund, and in either case, you may hold us responsible for any direct loss suffered by you or by such Fund resulting from our failure to make payment as aforesaid.


2.   SELLING PROCEDURES/SALES MATERIALS
     ----------------------------------

     (a) "Sales Material," as used herein, shall include, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, circulars, research reports, market letters, performance reports or summaries, form letters, posters, signs and other similar materials, whether in print, hypertext, video, audio or other media, and any items derived from the

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foregoing, and including sales materials intended for wholesale use (i.e., broker/dealer use only) or retail use.

     (b) We shall not make any representation concerning the Funds or their securities except those contained in the then current prospectus or any Sales Materials furnished by you relating to the Funds. (We assume no responsibility or liability for representations contained in any of such documents.) You agree to notify us in writing at the address specified in paragraph (c) of any change to the prospectus or statement of additional information of each Fund, specifying such change, at least 10 days before making such change, provided that if such notice is not reasonably practicable, you may provide us with the required notice within such other period as is reasonable under the circumstances, but, in any event, not later than concurrently with such change.

     (c) You agree to supply to us at your expense additional copies of the prospectus, statement of additional information, shareholder materials, periodic reports and proxy statements for each of the Funds and any printed supplemental material in reasonable quantities upon request. We agree to deliver copies of the above materials to customers and potential customers in accordance with applicable law and the rules of the Securities and Exchange Commission ("SEC"). Further, you agree to provide to our Mutual Funds Marketing Department (the "Marketing Department") copies of the most recent amended or supplemented prospectus and statement of additional information of each Fund, and such other SEC filing as we may request, in reasonable quantities upon our request. Such materials shall be mailed to us at Merrill

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Lynch Mutual Funds Marketing, Attention: Mutual Funds Administration, 800
Scudders Mill Road, Plainsboro, New Jersey 08536.

     (d) You agree not to distribute any Sales Materials (other than copies of the then current prospectus) to any of our employees or sales offices unless the distribution of such materials has been approved in writing by our Marketing Department in accordance with written procedures (as amended from time to time) distributed by the Marketing Department. In approving such materials for distribution within our offices or through our sales offices to our customers, we assume no responsibility or liability for the representations or any omissions contained in any Sales Materials furnished by you nor for representations or any omissions contained in the prospectus or statement of additional information relating to the Fund.

     (e) With the exception of (i) listings of product offerings; (ii) materials in the public domain (e.g., magazine articles and trade publications); and (iii) materials used by us on an internal basis only, we agree not to furnish or cause to be furnished to any third parties or to display publicly or publish any Sales Materials, except such Sales Materials relating to the Fund as may be distributed to us by you (as authorized for use by you) or approved in writing for distribution by you upon our request.


3.   REDEMPTION/REPURCHASE/TRANSFER OF FUND SHARES AND EXCHANGES
     -----------------------------------------------------------

     (a) If we effect a redemption on behalf of customers, we agree to pay such customers not less than the applicable redemption price (i.e., the next

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determined net asset value minus any applicable sales charges or redemption fees) determined as set forth in the then current prospectus of the Fund, provided, however, that it is understood that we assume no responsibility or liability for the determination of such price.

     (b) We shall not withhold placing redemption or repurchase orders received from our customers so as to profit ourself as a result of such withholding (e.g., by a change in the net asset value from that used in determining the public offering price to our customers).

     (c) Redemption and repurchase orders are subject to such procedures as may be mutually agreed upon from time to time, provided that any order placed by us regarding the redemption or repurchase of Fund shares is subject to timely receipt by you or the Fund's transfer of all required documents.

     (d) Where shares of a Fund are held in the name of our customer directly at the Fund's transfer agent with us listed as the broker-dealer of record, and the customer requests that such shares be transferred to the name of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as nominee, you undertake to provide to us as soon as is practicable the account history in connection with processing a transfer request.

     (e) Exchanges of shares between Funds will be effected in the manner and subject to the restrictions and charges described in the then current prospectuses of the relevant Funds. The handling of exchanges will be further subject to such other procedures as may be mutually agreed upon from time to time.

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     (f) You understand and agree that this is a limited dealer agreement intended to allow the purchase and sale of shares of particular Funds held in individual retirement accounts with respect to which we (or one of our affiliates became or has become custodian pursuant to the Purchase and Assumption Agreement, dated as of August 29, 1997, between us and Barclays Global Investors, N.A. (It is understood and agreed by the parties hereto that a liquidation of a Fund position in such an individual retirement account in connection with the above-described transaction and a concurrent repurchase of the same position in a Merrill Lynch IRA (as defined below) required to effect the transfer of the shareholders assets to a Merrill Lynch IRA will be considered to be a qualifying purchase and sale hereunder.). In addition, it is understood and agreed that the purchase and selling privileges hereunder will not allow shareholders to transfer shares of the Funds into an individual retirement account with respect to which we or one of our affiliates acts as custodian (a "Merrill Lynch IRA") from a retirement plan covered under the Special Purpose Shareholder Servicing Agreement between and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, Masterworks Funds, Inc. and Barclays Global Investor N.A. You further understand and agree that we will not promote the sale of the Funds to clients who are not shareholders of the Fund described in the first sentence of this section. However, we will service such shareholders and you agree to compensate us for such services and our sale of Fund shares in accordance with the terms otherwise provided in this Agreement. You agree to conduct your business with us in a manner that is consistent with the limitations

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stated above and understand and agree that you may not promote the sale of your products in our offices or to our employees. In addition, you understand and agree that you may not represent that we are a dealer or promoter of the Funds in any manner that is inconsistent with the terms of this Agreement.


4.  PRICING ERRORS
    --------------

    You agree to notify us promptly or to cause the relevant Fund to notify us promptly whenever an error is made in the pricing of shares of a Fund and to indemnify us and hold us harmless against any and all losses, claims, damages, liabilities or expenses (including, but not limited to, any losses suffered by our clients and any additional costs and expenses related to the price correction, such as research costs, expenses related to developing computer software specifically for the price correction, processing overtime and notices to customers) to which we may become subject insofar as any such loss, claim, damage, liability or expense arises out of or is based on any error or alleged error made in the pricing of shares of a Fund. Payment shall be made by you promptly upon receipt of a bill from us stating the costs of the price correction and the expenses related thereto.


5.  COMPENSATION
    ------------

    We acknowledge that we are fully compensated pursuant to the separate Financial Services Agreement between us and [you or the Funds or the Fund Manager (as defined in the Financial Services Agreement)] and that you are not obligated to pay us any compensation pursuant to this Agreement.

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6.   NASD MEMBERSHIP
     ---------------

     (a) We are registered and/or licensed as a broker and/or dealer under the federal and applicable state laws. We represent and warrant to you that we are a member of the National Association of Securities Dealers, Inc. (the "NASD").

     (b) We agree to notify you immediately if we cease to be registered or licensed as a broker or dealer or fail to be a member in good standing of the NASD.

     (c) We agree to abide by the rules and regulations of the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules.


7.   COMPLIANCE WITH REGULATORY REQUIREMENTS
     ---------------------------------------

     You represent and warrant to us the following:

     (a) Each Fund has filed a registration statement (a "Registration Statement") with the SEC relating to its shares under the Securities Act of 1933 (the "1933 Act") on Form N-1A, including a prospectus and a statement of additional information. The Registration Statement (including the prospectus and the statement of additional information) conforms in all respects to the requirements of the 1933 Act, the 1940 Act and the rules thereunder.

     (b) To the extent required by law, each Fund is registered and its shares are qualified for sale in all states and other jurisdictions in the United States unless we are notified in writing to the contrary. We may rely solely on such representation in selling the shares, but you assume no responsibility or

                                       8
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obligation as to our right as a broker-dealer to sell shares of the Funds in any state or jurisdiction. Upon receipt of written notice from you, that a Fund's registration or qualification in a jurisdiction has terminated or that the Fund otherwise wishes us to cease accepting purchase orders for shares of a Fund in such jurisdiction, we shall promptly cease accepting purchase orders for shares of such Fund in accordance with such notification.

     (c) The then current prospectus for each of the Funds contains such disclosure with respect to fees paid and charges imposed by the Funds in connection with the sale of the Fund shares as is necessary to comply with the rules and regulations of the NASD, including, without limitation, disclosure of all compensation from the Funds of the type described in paragraph 5 hereof as required by Rule 2830 of the NASD Conduct Rules. Such fees and charges will be in compliance with the rules and regulations of the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules.

     (d) Each investment adviser of each Fund is registered as an investment adviser under the Investment Advisers Act of 1940 or is exempt from such registration, and in any state where registration is required.

     (e) The Registration Statement (including the prospectus and statement of additional information) and any Sales Materials relating to the Fund provided by you to us do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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     (f) All Sales Materials will comply in all material respects with the rules and regulations of the SEC, the NASD and any states having such rules and regulations and will be filed with the NASD or SEC and the relevant states as required by the rules and regulations of the NASD, the SEC and such states, respectively.

     (g) You are registered and/or licensed as a broker and/or dealer under federal and applicable state laws and are a member of the NASD. You agree to notify us immediately if you cease to be registered or licensed as a broker or dealer or fail to be a member in good standing of the NASD.

     (h) The foregoing representations and warranties will be true and correct at all times during the term of this Agreement (with references to the Registration Statement throughout this Agreement being deemed to refer to the Registration Statement in effect at the time such reference is made and to the then current prospectus of the Fund).


8.   INDEMNIFICATION
     ---------------

     (a) You agree to indemnify us (for the purposes of this Section 8, "us" and "we" shall mean Merrill Lynch, the officers, directors and employees of Merrill Lynch, and any person who is or may be deemed to be a controlling person of Merrill Lynch) and hold us harmless against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by us in any action or proceeding between the parties hereto or between us and any third

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party) to which we may become subject under the 1933 Act, the 1940 Act, or otherwise, insofar as any such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Registration Statement of the Fund (including any prospectus or statement of additional information which is part of any such Registration Statement) or any amendment or supplement thereto or in any Sales Material relating to the Fund provided to us by you (whether or not we have approved the use of such Sales Materials), or arises out of or is based on the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which you may otherwise have. No indemnity by you hereunder shall apply in respect of any prospectus, statement of additional information or Sales Materials used at a time not authorized under the 1933 Act or the regulations adopted thereunder, or at a time or in a fashion not authorized for use by you, provided in each case that you have informed us in writing that there is no such authorization.

     (b) If we seek indemnity under this Section we shall, promptly after receipt of notice of commencement of any action, suit or proceeding against us, give written notice of the commencement of such action, suit or proceeding to you, but the omission so to notify you shall not relieve you from any such obligation you may otherwise have. In case such notice of any such action shall be so given, you shall be entitled to participate at your own expense in the

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defense, or, if you so elect, to assume the defense of such action, in which event such defense shall be conducted by counsel (satisfactory to us) chosen by you; provided, however, that you shall not have the right to assume the defense of any action in which the named parties (including any implied parties) include both you and us and in which counsel to either of us has advised that there may be legal defenses available to us which are different from or in addition to those available to you. If you do not elect to assume the defense of such action and in cases where separate counsel is retained because of the availability of different defenses, you will reimburse us for the reasonable fees and expenses of any counsel retained by us. Payment (other than the reimbursement of our legal and other related fees and expenses, which will be payable to us upon your receipt of our bill related thereto) shall be made upon any final determination of liability resulting from such claim or misstatement or omission by a court, panel of arbitrators, administrative agency or self-regulatory organization, or upon any settlement of any dispute, the subject of which involves such a claim. In any action in which you have elected to assume the defense, we shall bear the fees and expenses of any additional counsel we retain, unless either of us has retained separate counsel because there are legal defenses available to one of us which are different from or in addition to those available to the other of us, in which case you shall bear the fees and expenses of our counsel as well.


     (c)  This Section 8 shall survive the termination of this Agreement.

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9.   TERMINATION
     -----------

     Either party hereto may cancel this Agreement upon 30 days' prior written notice to the other. Except as set forth in Section 10(d), this Agreement shall be in substitution of any prior agreement between us regarding the distribution of these shares.


10.  MISCELLANEOUS
     -------------

     (a) We are not acting as underwriter or principal for Fund shares under this Agreement, and that we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. We are a limited purpose agent of the Funds only and act only on behalf of our customers. Nothing shall constitute us as a syndicate, association, joint venture, partnership, unincorporated business, or other separate entity or otherwise partners with you.

     (b) We acknowledge and agree that each Fund reserves the right in its discretion and you reserve the right, in your discretion and without notice to us, subject to applicable law, to suspend sales or redemptions or to withdraw the offering of shares of the Fund.

     (c) All communication shall be sent to us at our offices at Merrill Lynch Mutual Funds Marketing, Attention: Mutual Funds Administration, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and to you at the address you have provided at the end of this Agreement. Notice shall be deemed to have been given on the date it was either delivered personally to the other party or

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any officer or member thereof or was either received by express delivery or telecopy (with receipt) by the other party at his or her address specified in this Agreement. Either party may change the address to which communications to it shall be sent by giving notice thereof in accordance with this provision.

     (d) This Agreement may be amended only by mutual agreement of the parties in writing; provided however, that any amendment to Schedule A of this Agreement to add additional Fund(s) shall be deemed effective and part of this Agreement upon the first day of sale by us of any shares of such Fund(s).

     (e) This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement shall be governed by the laws of the State of New York.

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     (f) If a dispute arises between us and you with respect to this
Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure (the "NASD Code"). The parties agree, that to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry.

                              Merrill Lynch, Pierce, Fenner & Smith Incorporated


                              By: /s/ Robert W. Dineen
                                 ____________________________
                                   (Authorized Signature)

                                      Robert W. Dineen
                                 ____________________________
                                            Name

                                      First Vice President
                                 ____________________________
                                            Title


Accepted:


Stephens Inc.

By:  /s/ Richard H. Blank
    ______________________________


    Richard H. Blank, Jr.
    ______________________________
               Name


    ______________________________
               Title



Address:  111 Center Street
        __________________________

        Little Rock, AR 72201
        __________________________


Date:   December 31, 1997
      ____________________________

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                                 SCHEDULE A


FUNDS
-----

MasterWorks Funds, Inc. LifePath 2000 Fund
MasterWorks Funds, Inc. LifePath 2010 Fund
MasterWorks Funds, Inc. LifePath 2020 Fund
MasterWorks Funds, Inc. LifePath 2030 Fund
MasterWorks Funds, Inc. LifePath 2040 Fund
MasterWorks Funds, Inc. Asset Allocation Fund
MasterWorks Funds, Inc. Bond Index Fund
MasterWorks Funds, Inc. Growth Stock Fund
MasterWorks Funds, Inc. Money Market Fund
MasterWorks Funds, Inc. S&P 500 Index Fund
MasterWorks Funds, Inc. Short-Intermediate Term Fund
MasterWorks Funds, Inc. U.S. Treasury Allocation Fund